Exhibit 10.5

SECOND BRIDGE LOAN MODIFICATION AND RATIFICATION AGREEMENT

THIS SECOND BRIDGE LOAN MODIFICATION AND RATIFICATION AGREEMENT (this “Agreement”) is made as of August 5, 2013, by and between AIRTRONIC USA, INC., an Illinois corporation (the “Company”) and GLOBAL DIGITAL SOLUTIONS, INC., a New Jersey corporation (“Lender”).

WHEREAS, on or about October 22, 2012, the Company requested a credit facility from Lender under the terms, memorialized by, among other documents, (i) that certain Debtor In Possession Note Purchase Agreement between the Company and Lender (the “Note Agreement”), (ii) that certain 81/4% Secured Promissory Note made by the Company for the benefit of Lender (the “Original Note”); and (iii) that certain Security Agreement between the Company and Lender (the “Security Agreement”).

WHEREAS, on or about March 15, 2013, the Company and Lender entered into that certain Bridge Loan Modification and Ratification Agreement (the “First Modification”). The First Modification, this Agreement, the Original Note, the Note Agreement, the Security Agreement, the Kett Security Agreement (defined below), the New Note (defined below) and all other related loan documents and amendments thereto are collectively referred to as the “Bridge Loan Documents.” All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Note Agreement as amended by the First Modification.

WHEREAS, the Company has requested that the amount of its credit facility under the Bridge Loan Documents be increased by $550,000.

WHEREAS, Lender is willing to provide the requested credit facility in exchange for, among other consideration, the Company’s execution of a new 81/4% Secured Promissory Note in favor of Lender dated as of August 5, 2013 for the original principal amount of $550,000 (the “New Note”), Merriellyn Kett’s execution of the Intellectual Property Security Agreement between her and Lender of even date with the New Note (the “Kett Security Agreement”), the Company’s execution of the First Amendment to Agreement of Merger and Plan of Reorganization between Company and Lender of even date herewith (the “First Amendment”), and the Company’s execution of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1.           Modification of Bridge Loan Documents. The Bridge Loan Documents are modified as follows:

(a)         Any funding of the Bridge Loan in excess of $700,000 shall be evidenced by the New Note.

(b)         The “Maximum Amount” will be $1,250,000.

(c)         On the terms and subject to the conditions set forth in this Agreement and the Bridge Loan Documents (including the conditions set forth in paragraph (d) below), and provided there does not then exist an Event of Default, Lender agrees to make loans to the Company from time to time in such amounts as are set forth and in accordance with the revised 270 day budget attached hereto as EXHIBIT A (the “DIP Budget”), so long as the aggregate amount of such advances outstanding at any time to the Company do not exceed the Maximum Amount. Requests for loans by the Company will be made on a weekly basis. Lender shall not make any loans for amounts in excess of the amounts set forth in the DIP Budget with regard to any itemized category of expense nor shall Lender make aggregate loans to the Company in excess of the Maximum Amount, unless Lender chooses to do so in its sole discretion and any necessary and appropriate court approvals are obtained.

(d)         In addition to the conditions set forth in the Bridge Loan Documents, Lender’s obligation to make additional loans shall be subject to the following condition precedents: (i) no party other than Lender shall propose a plan for reorganization that is unacceptable to Lender; (ii) there shall be no material adverse change to the Company’s sales and revenue outlook, financial condition or prospects for reorganization under Chapter 11; (iii) there shall be no existing, uncured Event of Default; (iv) the Lender shall not deem itself insecure for any other reason; (v) an order shall be entered in the Bankruptcy Case in the form and substance of the draft order attached hereto as EXHIBIT B; and (vi) fully executed originals of the New Note, Kett Security Agreement, and the First Amendment, all in form and substance acceptable to Lender, must be delivered to Lender.

2.           Ratification of Loan Documents and Collateral. All of the terms, provisions, covenants, representations and warranties contained in the Bridge Loan Documents are ratified and affirmed by the Company and the Lender in all respects and will remain in full force and effect as modified by this Agreement. Any property or rights to or interest in the property granted as security in the Bridge Loan Documents will remain as security for the Bridge Loan, as modified by this Agreement, and the obligation of the Company. In the event there is a conflict between any of the terms of any other Bridge Loan Document and the terms of this Agreement, then the terms of this Agreement shall be controlling.

3.           Release of Lender. The Company hereby release, relinquish, discharge and waive any and all claims, demands, actions, causes of actions, suits, debts, costs, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, trespasses, damages, judgments, executions, expenses and liabilities whatsoever, known or unknown, at law or in equity, irrespective of whether such arise out of contract, tort, violation of laws or regulations or' otherwise, which the Company (and its successors, assigns, legal representatives, heirs, executors or administrators) ever had, now have or hereafter can, may or shall have against Lender or its officers, directors, employees, representatives, agents, trustees, shareholders, partners, members, contractors, advisors, attorneys, subsidiaries, affiliates, predecessors, successors or assigns by reason of any matter, cause or thing whatsoever from the beginning of the world to and including the date of this Agreement arising out of, relating to, or in connection with, the Bridge Loan, the Bridge Loan Documents, this Agreement or the transactions contemplated hereunder, whether known or unknown as of the date hereof.

4.           General Provisions.

(a)         All of the Bridge Loan Documents shall be modified so that the terms “Bridge Loan Documents” and “Loan Documents” shall include all of the Bridge Loan Documents as defined in this Agreement.

(b)         Lender's rights under this Agreement will be in addition to all of the rights of Lender under the Bridge Loan Documents.

(c)         This Agreement is subject to enforcement by Lender at law or in equity, including, without limitation, actions for damages or specific performance.

(d)         The Company agrees to execute and deliver all such documents and instruments, and do all such other acts and things, as may be reasonably required by Lender in the future to perfect, assure, confirm or effectuate the modification contemplated by and set forth in this Agreement.

(e)         The Bridge Loan Documents as modified and this Agreement contain the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and may not be amended, modified or discharged, nor any of their terms waived, except by an instrument signed in writing by the party to be bound thereby.

IN WITNESS WHEREOF, the parties hereto have executed this Second Bridge Loan Modification and Ratification Agreement as of the date first written above.

LENDER:	COMPANY:

GLOBAL DIGITAL SOLUTIONS, INC.,	AIRTRONIC USA, INC.,
a New Jersey corporation	an Illinois corporation

By:	By:
Name:	Name:
Title:	Title:

Address

APPENDIX A
Budget